Itzhak Wulkan Ventures Ltd.
23 Golomb St.
Raanana Israel 43303
Tel: +972-97412535

November 6th 2005

Finder’s Fee Agreement

An agreement signed between ITAC Inc (Israeli Technology Acquisition Company) and Itzhak Wulkan Ventures Ltd. on November 6th 2005.

1.	ITAC will pay 1% (1 percent) fee, up to a cap of 330,000 USD , for an introduction of a company to be ITAC for Merger or Acquisition.
2.	The payment depends upon:
a.	The introduced company will close a transaction of Merger /Acquisition with ITAC.
b.	Approval of the transaction by : the BOD and shareholders of ITAC, SEC and NASDAQ
c.	The introduced company is not known to the management of ITAC.

/s/ Itzhak Wulkan	/s/ Israel Frieder

/s/ Dael Schnider

Itzhak Wulkan Ventures Ltd.	Israel Technology Acquisition Corp.